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                                                                     EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report (Form 10-K) of AirNet Systems, Inc. of our report dated February 8, 2001 with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included herein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08189 and No. 333-62659) pertaining to the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan and the Registration Statement (Form S-8 No. 333-43605) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated February 8, 2001, with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included in this Annual Report (Form 10-K) of AirNet Systems, Inc.


/s/ Ernst & Young LLP



Columbus, Ohio
March 26, 2001















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